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                                                                       EXHIBIT 1


                            STOCK PURCHASE AGREEMENT


          THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made effective as of the 28th day of September, 1993, by and between UnionFed Financial Corporation, a Delaware corporation with its principal place of business located in Brea, California (the "Company"), and Keefe, Bruyette & Woods, Inc., a Delaware corporation with its principal place of business in New York, New York (the "Purchaser").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, as of September 28, 1993, the Company effected a recapitalization of the Company and its principal subsidiary, Union Federal Bank, a federal savings bank (the "Recapitalization");

          WHEREAS, the Purchaser acted as a financial advisor to the Company in connection with the Recapitalization pursuant to an engagement letter dated April 16, 1993 as amended and supplemented by two letters dated August 30, 1993,

          WHEREAS, the Company and the Purchaser have agreed to modify the manner of payment for such financial advisory services;

          WHEREAS, as payment for the services provided to the Company by the Purchaser in connection with the Recapitalization, the Company has paid Purchaser an aggregate of $1,532,300.25, including expenses; and

          WHEREAS, as more fully set forth below, the Purchaser desires to purchase shares of common stock, $.01 par value of the Company (the "Common Stock"), and the Company has agreed to allow the Purchaser to subscribe for such Common Stock as of the date of the Recapitalization.

          NOW, THEREFORE, for and in consideration of the foregoing premises, and other good and valuable consideration the receipt and sufficiency of all of which is hereby acknowledged, the parties hereto agree as follows:

          1. COMMON STOCK; REGISTRATION RIGHTS. The Common Stock purchased by the Purchaser hereunder will be issued without registration under the Securities Act of 1933, as amended (the "Act"), or qualification under the California Corporate Securities Law of 1968, as amended or any other "Blue Sky" laws (the "Blue Sky Laws"), pursuant to exemptions from the registration requirements of the Act and the qualification requirements of the Blue Sky Laws. Such exemptions only exempt the issuance of the Common Stock to the Purchaser and not any sale or other disposition of the Common Stock or any interest therein by the Purchaser. There can be no assurance that the Purchaser will be able to sell, transfer or otherwise dispose of any of the Common Stock or any interest therein without registration under the Act. The Purchaser is hereby granted registration rights in accordance with the Registration Rights terms and conditions attached hereto as Exhibit A, which are incorporated herein by reference and by which each of the Purchaser and UnionFed hereby agree to be bound. The Purchaser agrees that none of the Common Stock or any interest therein will be sold, transferred or otherwise disposed of unless registered under the Act, or similar successor law, unless a specific exemption from such registration requirements is available with respect to such resale or disposition. The Purchaser represents that it is acquiring the Common Stock for its own account and not with a view to or for sale in connection with any public distribution thereof. It is understood that the disposition of the Common Stock shall be within the sole control of the Purchase.

          2. PURCHASE AND DELIVERY OF SHARES. Subject to the terms, conditions and limitations herein set forth, the Company hereby agrees to issue and sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company, at the Subscription Price of $1.75 per share, 742,857 shares of Common Stock (the "Shares"), for an aggregate purchase price for the Shares of $1,299,999.75.

          3. THE CLOSING. Delivery of the Shares, against payment therefor in the manner contemplated by Section 4, shall take place as soon as practicable following the date of this Agreement (but in no event later than October 31, 1993) (the "Closing").

          4. DELIVERY OF SHARES. On the Closing date, the Shares to be purchased by the Purchaser hereunder, registered in the name of the Purchaser or its nominees, as the Purchaser may specify at least two business days prior to the Closing Date, shall be delivered by or on behalf of the Company to the Purchaser, for the Purchaser's account, against delivery by the Purchaser of the purchase price therefor in immediately available funds in the form of one or more federal funds checks or wire transfer to an account designated by the Company to the Purchaser or by certified or cashier's check.

          5. NOTICES. All communications hereunder will be in writing and, if to the Company, will be mailed, delivered or telecopied and confirmed to it, at the offices of the Company at 330 East Lambert Road, Brea, California, 92621,
Attention: Ronald M. Griffith, Senior Vice President, General Counsel and Corporate Secretary, Facsimile: (714) 256-4841; and if to the Purchaser, will be mailed, delivered or telecopied and confirmed to it at the offices of Keefe, Bruyette & Woods, Two World Trade Center, New York, New York 10048 Attention:
Guy G. Woelk, Facsimile: (212) 323-8306.

          6. EXPENSES. The Company will pay all expenses incident to the performance of its obligations hereunder including (i) the preparation, issuance and delivery of the certificates for the Shares, (ii) the fees and disbursements of the Company's counsel and accountants, (iii) the fees and expenses incurred in connection with the listing of the Shares on the New York Stock Exchange,
(iv) the costs and charges of any transfer agent or registrar and (v) all other costs and expenses incident to the performance of its obligations hereunder that are not explicitly provided for herein.

          7. ENTIRE AGREEMENT. This Agreement and Exhibit A hereto represents the entire understanding of the parties with respect to the matters addressed herein, and supersedes all prior written and oral understanding concerning the subject matter herein.

          8. BINDING EFFECT. This Agreement shall be binding upon, and shall inure solely to the benefit of, each of the parties hereto, and each of their respective heirs, executors, administrators, successors and permitted assigns, and no other person shall acquire or have any right under by virtue of this Agreement. The Purchaser may not assign any of its rights or obligations hereunder to any other person or entity without the prior written consent of the Company.

                                        2

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          9.   GOVERNING LAW.  This Agreement shall be governed by, and
construed in accordance with, the laws of the State of New York in effect at the time of the execution hereof.

          10. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which counterparts when so executed shall be deemed to be an original, but all such respective counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, and intending to be legally bound thereby, each of the Purchaser and UnionFed Financial Corporation has signed or caused to be signed its name, all on the 27th day of October, 1993.

                         UNIONFED FINANCIAL CORPORATION


                         By: ____________________________
                             Name:  Stephen J. Austin
                             Title: Senior Vice President


                         KEEFE, BRUYETTE & WOODS, INC.


                         By: ____________________________
                             Name:  Peter J. Wirth
                             Title: Senior Vice President

                                    EXHIBIT A

                               REGISTRATION RIGHTS

          SECTION 1. DEFINITIONS. As used in this Exhibit A, the following terms shall have the meanings specified below:

          "BANKING DAY" shall mean a day (a) other than Saturday or Sunday and
(b) on which banks are open for business in New York, New York.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          "COMMISSION" shall mean the United States Securities and Exchange Commission, or any other Federal agency then administering the Securities Act and the Exchange Act.

          "COMPANY" shall mean UnionFed Financial Corporation, a Delaware corporation.

          "DEMAND REGISTRATION" shall have the meaning assigned to such term in
Section 2(B) of this Exhibit A.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar United States federal statute, and the rules and regulations of the Commission thereunder, as the same shall be in effect from time to time.

          "HOLDER" shall mean any registered holder of KBW Shares designated as such on the Company's Stock Register.

          "KBW" shall mean Keefe, Bruyette & Woods, Inc.

          "KBW SHARES" shall mean the 742,857 Shares issued to KBW pursuant to the Stock Purchase Agreement, any Shares issued as stock dividends or otherwise distributed to the Holders of such Shares in respect thereof and any securities into which such Shares may thereafter be changed.

          "PERSON" shall mean any individual, association, joint venture, partnership, joint stock company, corporation, trust, business trust, government, governmental authority, regulatory authority or other entity.

          "PIGGYBACK REGISTRATION" shall have the meaning assigned to such term in Section 2(A) of this Exhibit A.

          "PROSPECTUS" shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Shares or Restricted Shares covered by the Registration Statement and all other amendments and supplements to the prospectus, including any post-effective amendments and all materials incorporated by reference in the prospectus.

          "REGISTRATION" shall mean the Demand Registration or a Piggyback Registration.

          "REGISTRATION EXPENSES" shall mean all of the costs and expenses of each Registration, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, listing fees and expenses, and fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or cold comfort letters required by or incident to such performance) and reasonable fees and expenses of one counsel (who shall be selected by the Required Holders) for the Selling Holders incurred in connection with each Registration (but not including any underwriting fees, discounts or commissions attributable to the sale of Restricted Shares except (i) up to $52,000 in fees, discounts and commissions of an underwriter or selling agent of Restricted Shares if KBW is not the underwriter and (ii) in the event that KBW is the underwriter or selling agent up to $25,000 in the event that a qualified independent underwriter is required by law).

          "REGISTRATION STATEMENT" shall have the meaning assigned to such term in Section 2(C)(i) of this Exhibit A.

          "REQUIRED HOLDERS" shall mean the Holders of at least 50% of the Restricted Shares, as outstanding from time to time.

          "RESTRICTED SHARES" shall mean, from and after issuance, each of the KBW Shares held by the Holder thereof other than Shares (i) sold pursuant to an effective registration under Section 5 of the Securities Act, or (ii) sold pursuant to Rule 144 or any similar provision; PROVIDED, however, that a Share that has ceased to be a Restricted Share shall not thereafter become a Restricted Share.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar United States federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

          "SELLING HOLDER" shall mean a Holder who is selling Restricted Shares pursuant to a Registration.

          "SHARES" shall mean shares of the Company's authorized common stock, par value $.01 per share, and any securities into which such shares may thereafter be changed.

          "Stock Purchase Agreement" shall mean that certain Stock Purchase Agreement, effective as of September 28, 1993, relating to the purchase by KBW of 742,857 shares.

          "TRANSFER AGENT" shall mean the Person designated by the Company to keep and maintain the stock books, stockholder lists and stock transfer records with respect to the Shares or, if no Person is so designated, the Secretary of the Company.

          "WARRANT AGREEMENT" shall mean that certain Warrant Agreement, dated as of September 28, 1993, between the Company and the investors listed on the signature pages thereof.

          The definitions in this Section 1 shall apply equally to both the singular and the plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation."

          SECTION 2.     REGISTRATION RIGHTS.

          (A)  PIGGYBACK REGISTRATION RIGHTS.

                         (i) RIGHT TO PIGGYBACK. Whenever the Company proposes to register any Shares for its benefit under the Securities Act (other than under a Registration Statement on Form S-4 or Form S-8 or filed in connection with an exchange offer or an offering of securities solely to the Company's existing stockholders) (a "Piggyback Registration"), the Company will give prompt (in no event less than 20 Banking Days prior to filing a Registration Statement) written notice to all Holders of its intention to effect such a Piggyback Registration and will, subject to
     Section 2(A)(ii) below, include in such Piggyback Registration all Restricted Shares with respect to which the Company has received written requests for inclusion therein within 15 Banking Days after giving of the Company's notice. Except as may otherwise be provided herein, Restricted Shares with respect to which such request for Piggyback Registration has been received will be registered by the Company and offered to the public on the same terms and subject to the same conditions applicable to the Shares to be sold by the Company and/or by any other Person selling under such Piggyback Registration.

                         (ii) PRIORITY ON PIGGYBACK REGISTRATIONS. If the managing underwriter or underwriters advise the Company in writing that in its or their opinion the number of securities proposed to be sold in a Piggyback Registration exceeds the number that can be sold in such offering, the Company will include in such Piggyback Registration the number of securities that, in the opinion of such underwriter or underwriters, can be sold as follows: (a) first, the securities the Company proposes to sell; (b) second, the Restricted Warrant Shares (as defined in the Warrant Agreement) on the basis described in the Warrant Agreement on a PARI PASSU basis with the Restricted Shares the Holders who have made requests to be included in such Piggyback Registration propose to sell, pro rata among such Holders; and (c) third, all other securities requested to be included in such Piggyback Registration.

                         (iii) SELECTION OF UNDERWRITERS. If any Piggyback Registration is an underwritten offering, the Company will select a managing underwriter or underwriters to administer the offering. In connection with any Piggyback Registration involving an underwriting, the Company shall not be required to include any of the Holders' Restricted Shares in such Piggyback Registration unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it.

          (B)  DEMAND REGISTRATION RIGHTS.

                         (i) RIGHT TO DEMAND. The Required Holders may make a written request to the Company for an underwritten or non-underwritten registration with the Commission under and in accordance with the provisions of the Securities Act to register not less than 50% of the Restricted Shares (a "Demand Registration"). The Company will give prompt written notice to all Holders who did not join in such request and will, subject to Section 2(B)(ii) below, include in the Demand Registration all Restricted Shares requested by such Holders. The Holders shall be entitled to two Demand Registrations hereunder. Notwithstanding the foregoing, if the Company shall furnish to the Required Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its stockholders for a Registration Statement to be filed, the Company shall have the right to defer such filing for a period of not more than 180 days after receipt of the request of the Required Holders; PROVIDED, however, that the Company may not utilize such deferral right more than once with respect to each demand for registration.

                         (ii) PRIORITY ON A DEMAND REGISTRATION. If the managing underwriter or underwriters of the Demand Registration advise the Company in writing that in its or their opinion the number of Restricted Shares proposed to be sold in such Demand Registration exceeds the number that can be sold in such offering, the Company will include in the Demand Registration only the number of Restricted Shares that, in the opinion of such underwriter or underwriters, can be sold in such offering on a pro rata basis.

                         (iii) SELECTION OF UNDERWRITERS. The Required Holders will select a managing underwriter or underwriters to administer the offering, which managing underwriter or underwriters shall be of nationally recognized standing and shall be reasonably acceptable to the Company. No Holder's Restricted Shares shall be included in the Demand Registration unless such Holder accepts the terms of the underwriting as agreed upon between the Required Holders and the underwriters selected by the Required Holders.

          (C) REGISTRATION PROCEDURES. With respect to any Registration, the Company will:

                         (i) prepare and file with the Commission a Registration Statement (a "Registration Statement") that includes the Restricted Shares and use its best efforts to cause such Registration Statement to become effective as promptly as reasonably practicable;

                         (ii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for a period of not less than four months (or such shorter period that will terminate when all Restricted Shares covered by such Registration Statement have been sold or withdrawn); cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or Prospectus supplement; PROVIDED, however, that if in the opinion of counsel to the Company the Company is eligible to effect a registration on Form S-3, the Company shall keep the Registration Statement effective for a period of not less than nine months (or such shorter period that will terminate when all Restricted Shares covered by such Registration Statement have been sold or withdrawn);

                         (iii) furnish to any Holder of Restricted Shares included in such Registration Statement such number of conformed copies of the Registration Statement and any post-effective amendment thereto and such number of copies of the Prospectus (including each preliminary Prospectus), and any documents incorporated by reference therein, as such Holder may reasonably request in order to facilitate the disposition of the Restricted Shares being sold by such Holder;

                         (iv) notify each Holder of Restricted Shares included in such Registration Statement, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, when the Company becomes aware of the happening of any event as a result of which the Prospectus included in such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein in light of the circumstances under which they were made, not misleading and, as promptly as reasonably practicable thereafter, prepare and file with the Commission and make available a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Restricted Shares, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                         (v) use its best efforts to cause all KBW Shares to be listed, by the date such KBW Shares cease to be Restricted Shares as a result of a Registration or otherwise, on each securities exchange on which the Shares are then listed or proposed to be listed, if any;

                         (vi) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment; and

                         (vii)  on or prior to the date on which the
     Registration Statement is declared effective, use its best efforts to register or qualify the Restricted Shares covered by the Registration Statement for offer and sale under the securities or blue sky laws of each state and other jurisdiction of the United States as any Holder reasonably requests in writing; PROVIDED, however, that the Company will not be required in connection therewith to qualify generally to do business, or to take any action that would subject it to general service of process in any such jurisdiction.

          Each Holder, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2(C)(iv) will discontinue disposition of the Restricted Shares until such Holders' receipt of the copies of the supplemented or amended Prospectus contemplated by
Section 2(C)(iv) or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and, if so directed by the Company such Holder will, or will request the managing underwriter or underwriters, if any, to deliver to the Company all copies of the Prospectus covering such Restricted Shares at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 2(C) and including the date when each seller of Restricted Shares covered by such Registration Statement shall have received copies of the supplemented or amended prospectus contemplated by this Section 2(C).

          (D) RESTRICTIONS ON PUBLIC SALE BY HOLDER OF RESTRICTED SHARES. Each Holder whose Restricted Shares are included in an underwritten Piggyback Registration agrees not to effect any public sale or distribution of the securities being registered or a similar security of the Company or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act, during the 14 days prior to, and during the 180 day period beginning on, the effective date of such Registration Statement, if and to the extent requested by the managing underwriter or underwriters of such underwritten public offering. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the securities of the Company held by each such Holder until the end of such period.

          (E)  INDEMNIFICATION; CONTRIBUTION.

                         (i) INDEMNIFICATION BY THE COMPANY. To the extent permitted by law, the Company agrees to indemnify and hold harmless each Selling Holder of Restricted Shares, any underwriter and each of their respective officers, directors and agents, and each Person, if any, who controls such Selling Holder or underwriter within the meaning of the Securities Act or the Exchange Act (each an "Indemnitee") from and against any and all losses, claims, damages, liabilities and expenses (including reasonable attorneys fees and costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon information with respect to such Indemnitee furnished in writing to the Company by such Indemnitee expressly for use therein; PROVIDED, however, that the indemnification contained in this Section 2(E) with respect to any preliminary prospectus shall not inure to the benefit of any Selling Holder or underwriter (or to the benefit of any person controlling such Selling Holder or underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares to any person if a copy of the Prospectus, as amended or supplemented, shall not have been delivered or sent to such Person within the time required by the Securities Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such preliminary prospectus was corrected in the Prospectus, as amended or supplemented, provided that the Company has delivered the Prospectus, as amended or supplemented, to the Selling Holders or underwriters on a timely basis to permit such delivery or sending. The indemnity contained in this Section 2(E) shall not apply to amounts paid in settlement of any such claim, if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

                         (ii) CONDUCT OF INDEMNIFICATION PROCEEDINGS. If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Selling Holder or underwriter (or its officers, directors or agents) or any Person controlling any such Selling Holder or underwriter in respect of which indemnity may be sought from the Company, the Company shall be permitted to assume the defense of such claim; PROVIDED, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Company, if representation of such Indemnitee by counsel retained by the Company would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceeding. Any Selling Holder entitled to indemnification hereunder agrees to give prompt written notice to the Company after the receipt by such Selling Holder of any notice of the commencement of any action, suit, proceedings or investigation or threat thereof for which such Selling Holder may claim indemnification or contribution pursuant to the Stock Purchase Agreement; PROVIDED, however, that failure to deliver written notice to the Company within a reasonable time of receiving notice thereof, if prejudicial to its ability to defend such action, shall relieve the Company of any liability to the Indemnitee under this Section 2(E), but the omission so to deliver written notice to the Company will not relieve it of any liability that it may have to any Indemnitee otherwise than under this
     Section 2(E).

                         (iii) INDEMNIFICATION BY SELLING HOLDERS OF RESTRICTED SHARES. Each Selling Holder agrees to indemnify and hold harmless the Company, the other Selling Holders and underwriters and each of their respective directors, officers and agents, and each Person, if any, who controls the Company, any other Selling Holders or underwriters within the meaning of the Securities Act or Exchange Act to the same extent as the foregoing indemnity from the Company to such Selling Holders and underwriters, but only with respect to information furnished in writing by such Selling Holder expressly for use in any Registration Statement or any amendment thereto or any Prospectus, or any preliminary Prospectus relating to the Restricted Shares. In case any action or proceeding shall be brought against the Company, each other Selling Holder, the underwriters or each of their respective directors, officers or agents, or any such controlling Person, in respect of which indemnity may be sought against such Selling Holder, such Selling Holder shall have the rights and duties given to the Company, and the Company, each other Selling Holder, the underwriters or each of their respective directors, officers or agents, or such controlling Person shall have the rights and duties given to such Selling Holder, by Section 2(E)(ii).

                         (iv) CONTRIBUTION. If the indemnification provided for in this Section 2(E) is unavailable to the Company, the Selling Holders or the underwriters in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments in such proportion as is appropriate to reflect the relative fault of the indemnifying parties and indemnified parties in connection with such statements or omissions which resulted in the losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                    The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 2(E)(iv) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentations shall be entitled to contribution from any Person who was not so guilty. For the purposes of this Section 2(E)(iv), each director of the Company, each officer who signed the Registration Statement and each Person, if any, who controls the Company within the meaning of the Securities Act shall have the same rights to contribution as the Company.

          (F) REPORTING REQUIREMENTS UNDER THE EXCHANGE ACT. The Company shall timely file such information, documents and reports as the Commission may require or prescribe under Section 13 or 15(d) (whichever is applicable) of the Exchange Act.

          (G) OTHER REGISTRATION RIGHTS. The Company will not grant any Person any demand or piggyback registration rights with respect to the Shares that are superior to the demand or piggyback registration rights granted to the Holders of Restricted Shares pursuant to this Section 2.

          (H) REGISTRATION EXPENSES. The Registration Expenses related to the Demand Registrations and the Piggyback Registrations shall be paid by the Company.

          SECTION 3.  TRANSFER.

          (A) The KBW Shares may be transferred by the Holders thereof to a third party; PROVIDED, however, that any such transfer shall be in compliance with, and subject to, the terms and conditions of the Stock Purchase Agreement and all state and Federal securities laws applicable to such transfer.

          (B) Unless otherwise permitted by this Section 3, each stock certificate for KBW Shares initially issued, and each stock certificate for KBW Shares issued to any subsequent transferee of any such stock certificate, shall bear the following legend:

                         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT

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     TO THE SHARES UNDER SUCH ACTS OR AN EXEMPTION FROM REGISTRATION IS NOT
     REQUIRED. THESE SHARES ARE SUBJECT TO THE TERMS OF THAT CERTAIN STOCK PURCHASE AGREEMENT, EFFECTIVE AS OF SEPTEMBER 28, 1993 (INCLUDING EXHIBIT A ATTACHED THERETO AND INCORPORATED THEREIN) BETWEEN THE COMPANY AND KEEFE, BRUYETTE & WOODS."

          together with any legend required by the laws of any state or other jurisdiction.

          (C) Notwithstanding the foregoing provisions of this Section 3, the restrictions imposed by this Section 3 upon the transferability of the KBW Shares shall cease and terminate when such KBW Shares shall no longer be Restricted Shares. Whenever the restrictions imposed by this Section 3 shall terminate as to any KBW Shares, the holder thereof shall be entitled to receive from the Company, without expense to the Holder, a new stock certificate not bearing the restrictive legend set forth in this Section 3.

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